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                                                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-73459) of our report dated March 4, 1999, except for Note 14, for which the date is May 13, 1999, relating to the financial statements of drkoop.com, Inc., a development stage enterprise, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Austin, Texas
June 4, 1999